EXHIBIT 21.  SUBSIDIARIES OF INNOVEX, INC.

                                                  State or other jurisdiction of
Name                                              Incorporation or Organization
----                                              -----------------------------

Innovex Precision Components, Inc.                Minnesota

Iconovex Corporation                              Minnesota

Innovex Limited                                   Minnesota

Mar Engineering, Inc.                             Minnesota

Innovex Sales Limited                             Jamaica

Smart Solution, LLC                               Delaware